Exhibit 99.1

MFA

FINANCIAL, INC.

One Vanderbilt Ave

New York, New York 10017

PRESS RELEASE	FOR IMMEDIATE RELEASE

May 4, 2023	NEW YORK METRO

INVESTOR CONTACT:	InvestorRelations@mfafinancial.com	NYSE: MFA
212-207-6488
www.mfafinancial.com

MEDIA CONTACT:	Abernathy MacGregor
Tom Johnson
212-371-5999

MFA Financial, Inc. Announces First Quarter 2023 Financial Results

NEW YORK - MFA Financial, Inc. (NYSE:MFA) today provided its financial results for the first quarter ended March 31, 2023.

First Quarter 2023 financial results update:

•	MFA generated GAAP net income for the first quarter of $64.6 million, or $0.63 per basic common share ($0.62 per diluted common share). Distributable Earnings, a non-GAAP financial measure, was $30.8 million, or $0.30 per common share.

•	GAAP book value at March 31, 2023 was $15.15 per common share, a 1.9% increase from December 31, 2022. Economic book value, a non-GAAP financial measure, rose 3.0% during the quarter to $16.02 per common share.

•	MFA generated a total economic return (based on the change in Economic book value, plus common dividends) of 5.3% for the first quarter.

•	MFA closed the quarter with unrestricted cash of $362 million.

Commenting on the first quarter, Craig Knutson, MFA’s CEO and President said: “Despite another tumultuous quarter for financial markets, MFA produced strong results to begin 2023. Our emphasis on disciplined risk management once again paid off, enabling us to maintain a stable cost of funds despite a 100 basis point increase in the Fed Funds Rate since mid-December, while also protecting and growing book value in a continued environment of interest rate and credit spread volatility. We took advantage of favorable market conditions early in the quarter to price three securitizations, furthering our shift toward more durable, non-mark-to-market forms of financing. We weathered the banking crisis in March without any impact on our borrowing capacity, and continued to prioritize liquidity, ending the quarter with a substantial cash position. Finally, we added to our Agency RMBS position when spreads widened late in the quarter.”

Mr. Knutson added: “Our Lima One subsidiary originated $379 million of new business-purpose loans during the quarter. Importantly, we did this without lowering coupons or loosening underwriting standards. The average coupon in Lima’s origination pipeline continues to exceed 10%. We believe that these organically-produced assets have strong credit characteristics and provide attractive yields that we could not obtain through third party purchases.”

Q1 2023 Portfolio Activity

•	Loan acquisitions were $455.9 million, including $364.3 million of funded originations of business purpose loans (including draws on Transitional loans) and $91.7 million of Non-QM loan acquisitions, bringing MFA’s residential whole loan balance to $7.8 billion.

•	Lima One continued to perform well, funding $245.1 million of new business purpose loans with a maximum loan amount of approximately $379 million. Further, $119.1 million of draws were funded on previously originated Transitional loans. Lima One generated approximately $9.0 million of origination, servicing, and other fee income.

•	MFA completed three loan securitizations during the quarter, collateralized by $668.2 million of unpaid principal balance (UPB) of loans. This included $313.7 million of Non-QM loans, $203.9 million of Single-family rental loans, and $150.6 million of Transitional loans.

•	Loan delinquencies remained low, with 60+ day delinquencies (measured as a percentage of UPB) for Purchased Performing Loans unchanged from the prior quarter at 3.1%. Combined Purchased Credit Deteriorated and Purchased Non-Performing 60+ day delinquencies declined to 30.6%.

•	MFA added $173.8 million of Agency MBS during the quarter, bringing its total Securities portfolio to $504.6 million.

•	MFA continued to reduce its REO portfolio, selling 93 properties in the first quarter for aggregate proceeds of $33.8 million and generating $5.0 million of gains.

•	MFA maintained its position in interest rate swaps at a notional amount of approximately $3.0 billion. At March 31, 2023, these swaps had a weighted average fixed pay interest rate of 1.58% and a weighted average variable receive interest rate of 4.87%.

•	MFA estimates the net effective duration of its investment portfolio at March 31, 2023 was 1.04.

•	MFA’s Debt/Net Equity Ratio was 3.5x and recourse leverage was 1.6x at March 31, 2023.

Webcast

MFA Financial, Inc. plans to host a live audio webcast of its investor conference call on Thursday, May 4, 2023, at 10:00 a.m. (Eastern Time) to discuss its first quarter 2023 financial results. The live audio webcast will be accessible to the general public over the internet at http://www.mfafinancial.com through the “Webcasts & Presentations” link on MFA’s home page. Earnings presentation materials will be posted on the MFA website prior to the conference call and an audio replay will be available on the website following the call.

About MFA Financial, Inc.

MFA Financial, Inc. (NYSE: MFA) is a leading specialty finance company that invests in and finances residential mortgage assets. MFA invests, on a leveraged basis, in residential whole loans, residential mortgage-backed securities and other real estate assets. Through its subsidiaries, MFA also originates and services business purpose loans for real estate investors. MFA is an internally-managed, publicly-traded real estate investment trust.

The following table presents MFA’s asset allocation as of March 31, 2023, and the first quarter 2023 yield on average interest-earning assets, average cost of funds and net interest rate spread for the various asset types.

Table 1 - Asset Allocation

At March 31, 2023	Purchased Performing Loans (1)	Purchased Credit Deteriorated Loans (2)	Purchased Non- Performing Loans	Securities, at fair value	Real Estate Owned	Other, net (3)	Total
(Dollars in Millions)
Fair Value/Carrying Value	$6,579	$440	$775	$505	$121	$700	$9,120
Financing Agreements with Non-mark-to-market Collateral Provisions	(812)	(35)	(91)	—	(8)	—	(946)
Financing Agreements with Mark-to-market Collateral Provisions	(1,480)	(85)	(111)	(405)	(16)	—	(2,097)
Securitized Debt	(3,250)	(245)	(320)	—	(15)	—	(3,830)
Convertible Senior Notes	—	—	—	—	—	(228)	(228)
Net Equity Allocated	$1,037	$75	$253	$100	$82	$472	$2,019
Debt/Net Equity Ratio (4)	5.3	x	4.9	x	2.1	x	4.1	x	0.5	x	3.5	x

For the Quarter Ended March 31, 2023
Yield on Average Interest Earning Assets (5)	5.38%	6.13%	8.46%	8.76%	N/A	5.69%
Less Average Cost of Funds (6)	(3.95)	(2.23)	(3.53)	(4.52)	(5.42)	(3.95)
Net Interest Rate Spread	1.43%	3.90%	4.93%	4.24%	(5.42)%	1.74%

(1)	Includes $3.5 billion of Non-QM loans, $1.5 billion of Transitional loans, $1.5 billion of Single-family rental loans, $79.4 million of Seasoned performing loans, and $60.9 million of Agency eligible investor loans. At March 31, 2023, the total fair value of these loans is estimated to be $6.5 billion.
(2)	At March 31, 2023, the total fair value of these loans is estimated to be $465.3 million.
(3)	Includes $362.5 million of cash and cash equivalents, $165.1 million of restricted cash, and $28.3 million of capital contributions made to loan origination partners, as well as other assets and other liabilities.
(4)	Total Debt/Net Equity ratio represents the sum of borrowings under our financing agreements as a multiple of net equity allocated.
(5)	Yields reported on our interest earning assets are calculated based on the interest income recorded and the average amortized cost for the quarter of the respective asset. At March 31, 2023, the amortized cost of our Securities, at fair value, was $482.9 million. In addition, the yield for residential whole loans was 5.66%, net of two basis points of servicing fee expense incurred during the quarter. For GAAP reporting purposes, such expenses are included in Loan servicing and other related operating expenses in our statement of operations.
(6)	Average cost of funds includes interest on financing agreements, Convertible Senior Notes and securitized debt. Cost of funding also includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our interest rate swap agreements (or Swaps). While we have not elected hedge accounting treatment for Swaps and accordingly net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2023, this decreased the overall funding cost by 122 basis points for our overall portfolio, 127 basis points for our Residential whole loans, 129 basis points for our Purchased Performing Loans, 171 basis points for our Purchased Credit Deteriorated Loans, 77 basis points for our Purchased Non-Performing Loans and 104 basis points for our Securities, at fair value.

The following table presents the activity for our residential mortgage asset portfolio for the three months ended March 31, 2023:

Table 2 - Investment Portfolio Activity Q1 2023

(In Millions)	December 31, 2022	Runoff (1)	Acquisitions (2)	Other (3)	March 31, 2023	Change
Residential whole loans and REO	$7,649	$(318)	$456	$128	$7,915	$266
Securities, at fair value	333	(5)	174	3	505	172
Totals	$7,982	$(323)	$630	$131	$8,420	$438

(1)	Primarily includes principal repayments and sales of REO.
(2)	Includes draws on previously originated Transitional loans.
(3)	Primarily includes changes in fair value and changes in the allowance for credit losses.

The following tables present information on our investments in residential whole loans.

Table 3 - Portfolio composition

	Held at Carrying Value		Held at Fair Value		Total
(Dollars in Thousands)	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022	March 31, 2023	December 31, 2022
Purchased Performing Loans:
Non-QM loans	$958,099	$987,282	$2,501,132	$2,372,548	$3,459,231	$3,359,830
Transitional loans (1)	53,272	75,188	1,471,633	1,342,032	1,524,905	1,417,220
Single-family rental loans	201,563	210,833	1,265,246	1,165,741	1,466,809	1,376,574
Seasoned performing loans	79,465	82,932	—	—	79,465	82,932
Agency eligible investor loans	—	—	60,854	51,094	60,854	51,094
Total Purchased Performing Loans	$1,292,399	$1,356,235	$5,298,865	$4,931,415	$6,591,264	$6,287,650

Purchased Credit Deteriorated Loans	$460,680	$470,294	$—	$—	$460,680	$470,294

Allowance for Credit Losses	$(33,061)	$(35,314)	$—	$—	$(33,061)	$(35,314)

Purchased Non-Performing Loans	$—	$—	$775,367	$796,109	$775,367	$796,109

Total Residential Whole Loans	$1,720,018	$1,791,215	$6,074,232	$5,727,524	$7,794,250	$7,518,739

Number of loans	6,930	7,126	17,122	16,717	24,052	23,843

(1)	As of March 31, 2023 includes $825.9 million of loans collateralized by one-to-four family residential properties and $699.0 million of loans collateralized by multi-family properties. As of December 31, 2022 includes $784.9 million of loans collateralized by one-to-four family residential properties and $632.3 million of loans collateralized by multi-family properties.

Table 4 - Yields and average balances

	For the Three-Month Period Ended
(Dollars in Thousands)	March 31, 2023			December 31, 2022			March 31, 2022
	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield	Interest	Average Balance	Average Yield
Purchased Performing Loans:
Non-QM loans	$44,089	$3,803,154	4.64%	$41,621	$3,767,900	4.42%	$32,952	$3,658,912	3.60%
Transitional loans	28,227	1,473,420	7.66%	26,134	1,335,471	7.83%	14,861	814,055	7.30%
Single-family rental loans	21,313	1,518,741	5.61%	20,237	1,483,529	5.46%	13,325	1,024,731	5.20%
Seasoned performing loans	1,090	81,388	5.36%	1,283	84,876	6.05%	1,010	100,031	4.04%
Agency eligible investor loans	2,857	380,763	3.00%	7,631	1,021,007	2.99%	7,583	1,075,013	2.82%
Total Purchased Performing Loans	97,576	7,257,466	5.38%	96,906	7,692,783	5.04%	69,731	6,672,742	4.18%

Purchased Credit Deteriorated Loans	7,138	466,123	6.13%	7,830	474,971	6.59%	9,009	530,828	6.79%

Purchased Non-Performing Loans	14,796	699,730	8.46%	20,252	726,303	11.15%	20,726	844,206	9.82%

Total Residential Whole Loans	$119,510	$8,423,319	5.68%	$124,988	$8,894,057	5.62%	$99,466	$8,047,776	4.94%

Table 5 - Net Interest Spread

	For the Three-Month Period Ended
	March 31, 2023	December 31, 2022	March 31, 2022
Purchased Performing Loans
Net Yield (1)	5.38%	5.04%	4.18%
Cost of Funding (2)	3.95%	3.70%	2.74%
Net Interest Spread	1.43%	1.34%	1.44%

Purchased Credit Deteriorated Loans
Net Yield (1)	6.13%	6.59%	6.79%
Cost of Funding (2)	2.23%	2.13%	2.88%
Net Interest Spread	3.90%	4.46%	3.91%

Purchased Non-Performing Loans
Net Yield (1)	8.46%	11.15%	9.82%
Cost of Funding (2)	3.53%	3.01%	3.09%
Net Interest Spread	4.93%	8.14%	6.73%

Total Residential Whole Loans
Net Yield (1)	5.68%	5.62%	4.94%
Cost of Funding (2)	3.82%	3.56%	2.79%
Net Interest Spread	1.86%	2.06%	2.15%

(1)	Reflects annualized interest income on Residential whole loans divided by average amortized cost of Residential whole loans. Excludes servicing costs.
(2)	Reflects annualized interest expense divided by average balance of agreements with mark-to-market collateral provisions (repurchase agreements), agreements with non-mark-to-market collateral provisions, and securitized debt. Cost of funding shown in the table above includes the impact of the net carry (the difference between swap interest income received and swap interest expense paid) on our Swaps. While we have not elected hedge accounting treatment for Swaps, and, accordingly, net carry is not presented in interest expense in our consolidated statement of operations, we believe it is appropriate to allocate net carry to the cost of funding to reflect the economic impact of our Swaps on the funding costs shown in the table above. For the quarter ended March 31, 2023, this decreased the overall funding cost by 127 basis points for our Residential whole loans, 129 basis points for our Purchased Performing Loans, 171 basis points for our Purchased Credit Deteriorated Loans, and 77 basis points for our Purchased Non-Performing Loans. For the quarter ended December 31, 2022, this decreased the overall funding cost by 89 basis points for our Residential whole loans, 87 basis points for our Purchased Performing Loans, 141 basis points for our Purchased Credit Deteriorated Loans, and 76 basis points for our Purchased Non-Performing Loans. For the quarter ended March 31, 2022, this increased the overall funding cost by 35 basis points for our Residential whole loans, 33 basis points for our Purchased Performing Loans, 56 basis points for our Purchased Credit Deteriorated Loans, and 39 basis points for our Purchased Non-Performing Loans.

Table 6 - Credit related metrics/Residential Whole Loans

March 31, 2023

				Weighted
	Fair	Unpaid		Average	Weighted	Weighted
	Value /	Principal	Weighted	Term to	Average	Average	Aging by UPB					60+
(Dollars	Carrying	Balance	Average	Maturity	LTV	Original		Past Due Days			60+	LTV
In Thousands)	Value	(“UPB”)	Coupon (2)	(Months)	Ratio (3)	FICO (4)	Current	30-59	60-89	90+	DQ %	(3)
Purchased Performing Loans:
Non-QM loans	$3,452,086	$3,683,664	5.22%	349	65%	735	$3,508,600	$74,897	$38,599	$61,568	2.7%	65.9%
Transitional loans (1)	1,521,279	1,537,094	8.07	11	65	746	1,449,593	14,063	7,522	65,916	4.8	66.4
Single-family rental loans	1,465,469	1,542,253	5.87	322	69	737	1,492,800	10,113	5,527	33,813	2.6	72.0
Seasoned performing loans	79,420	87,079	3.69	149	30	724	81,207	1,386	617	3,869	5.2	48.4
Agency eligible investor loans	60,854	71,890	3.46	341	67	757	70,739	661	—	490	0.7	64.6
Total Purchased Performing Loans	$6,579,108	$6,921,980	5.96%	265							3.1%

Purchased Credit Deteriorated Loans	$439,775	$543,594	4.71%	275	63%	N/A	$394,389	$44,939	$18,057	$86,209	19.2%	72.4%

Purchased Non-Performing Loans	$775,367	$857,388	5.07%	275	67%	N/A	$443,433	$89,259	$35,820	$288,876	37.9%	76.3%

Residential whole loans, total or weighted average	$7,794,250	$8,322,962	5.80%	267							7.8%

(1)	As of March 31, 2023 Transitional loans includes $699.0 million of loans collateralized by multi-family properties with a weighted average term to maturity of 16 months and a weighted average LTV ratio of 73%.
(2)	Weighted average is calculated based on the interest bearing principal balance of each loan within the related category. For loans acquired with servicing rights released by the seller, interest rates included in the calculation do not reflect loan servicing fees. For loans acquired with servicing rights retained by the seller, interest rates included in the calculation are net of servicing fees.
(3)	LTV represents the ratio of the total unpaid principal balance of the loan to the estimated value of the collateral securing the related loan as of the most recent date available, which may be the origination date. For Transitional loans, the LTV presented is the ratio of the maximum unpaid principal balance of the loan, including unfunded commitments, to the estimated “after repaired” value of the collateral securing the related loan, where available. For certain Transitional loans, totaling $223.0 million at March 31, 2023, an after repaired valuation was not obtained and the loan was underwritten based on an “as is” valuation. The weighted average LTV of these loans based on the current unpaid principal balance and the valuation obtained during underwriting, is 69% at March 31, 2023. Excluded from the calculation of weighted average LTV are certain low value loans secured by vacant lots, for which the LTV ratio is not meaningful. 60+ LTV has been calculated on a consistent basis.
(4)	Excludes loans for which no Fair Isaac Corporation (“FICO”) score is available.

Table 7 - Shock Table

The information presented in the following “Shock Table” projects the potential impact of sudden parallel changes in interest rates on the value of our portfolio, including the impact of Swaps and securitized debt, based on the assets in our investment portfolio at March 31, 2023. Changes in portfolio value are measured as the percentage change when comparing the projected portfolio value to the base interest rate scenario at March 31, 2023.

Change in Interest Rates	Percentage Change in Portfolio Value	Percentage Change in Equity
+100 Basis Point Increase	(1.34)%	(6.03)%
+ 50 Basis Point Increase	(0.60)%	(2.70)%
Actual at March 31, 2023	—%	—%
- 50 Basis Point Decrease	0.46%	2.06%
-100 Basis Point Decrease	0.78%	3.49%

MFA FINANCIAL, INC.

CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Per Share Amounts)	March 31, 2023	December 31, 2022
	(unaudited)
Assets:
Residential whole loans, net ($6,074,232 and $5,727,524 held at fair value, respectively) (1)	$7,794,250	$7,518,739
Securities, at fair value	504,639	333,364
Cash and cash equivalents	362,452	334,183
Restricted cash	165,137	159,898
Other assets	485,129	766,221
Total Assets	$9,311,607	$9,112,405

Liabilities:
Financing agreements ($4,147,712 and $3,898,744 held at fair value, respectively)	$7,101,318	$6,812,086
Other liabilities	191,683	311,470
Total Liabilities	$7,293,001	$7,123,556

Stockholders’ Equity:
Preferred stock, $0.01 par value; 7.5% Series B cumulative redeemable; 8,050 shares authorized; 8,000 shares issued and outstanding ($200,000 aggregate liquidation preference)	$80	$80
Preferred stock, $0.01 par value; 6.5% Series C fixed-to-floating rate cumulative redeemable; 12,650 shares authorized; 11,000 shares issued and outstanding ($275,000 aggregate liquidation preference)	110	110
Common stock, $0.01 par value; 874,300 and 874,300 shares authorized; 101,912 and 101,802 shares issued and outstanding, respectively	1,019	1,018
Additional paid-in capital, in excess of par	3,687,285	3,684,291
Accumulated deficit	(1,690,113)	(1,717,991)
Accumulated other comprehensive income	20,225	21,341
Total Stockholders’ Equity	$2,018,606	$1,988,849
Total Liabilities and Stockholders’ Equity	$9,311,607	$9,112,405

(1)	Includes approximately $4.6 billion and $4.0 billion of Residential whole loans transferred to consolidated variable interest entities (“VIEs”) at March 31, 2023 and December 31, 2022, respectively. Such assets can be used only to settle the obligations of each respective VIE.

MFA FINANCIAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,
(In Thousands, Except Per Share Amounts)	2023	2022
	(Unaudited)	(Unaudited)
Interest Income:
Residential whole loans	$119,510	$99,466
Securities, at fair value	7,308	5,275
Other interest-earning assets	2,351	1,506
Cash and cash equivalent investments	3,036	102
Interest Income	$132,205	$106,349

Interest Expense:
Asset-backed and other collateralized financing arrangements	$88,880	$39,365
Other interest expense	3,956	3,931
Interest Expense	$92,836	$43,296

Net Interest Income	$39,369	$63,053

Reversal of Provision for Credit Losses on Residential Whole Loans	$13	$3,511
Net Interest Income after Reversal of Provision for Credit Losses	$39,382	$66,564

Other Income/(Loss), net:
Net gain/(loss) on residential whole loans measured at fair value through earnings	129,174	(287,935)
Impairment and other net gain/(loss) on securities and other portfolio investments	2,931	(3,701)
Net gain on real estate owned	3,942	8,732
Net (loss)/gain on derivatives used for risk management purposes	(21,208)	94,101
Net (loss)/gain on securitized debt measured at fair value through earnings	(51,725)	64,117
Lima One - origination, servicing and other fee income	8,976	14,494
Other, net	3,172	2,676
Other Income/(Loss), net	$75,262	$(107,516)

Operating and Other Expense:
Compensation and benefits	$20,630	$19,556
Other general and administrative expense	10,391	8,697
Loan servicing, financing and other related costs	9,539	10,401
Amortization of intangible assets	1,300	3,300
Operating and Other Expense	$41,860	$41,954

Net Income/(Loss)	$72,784	$(82,906)
Less Preferred Stock Dividend Requirement	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$64,565	$(91,125)

Basic Earnings/(Loss) per Common Share	$0.63	$(0.86)
Diluted Earnings/(Loss) per Common Share	$0.62	$(0.86)

Segment Reporting

At March 31, 2023, the Company’s reportable segments include (i) mortgage-related assets and (ii) Lima One. The Corporate column in the table below primarily consists of corporate cash and related interest income, investments in loan originators and related economics, general and administrative expenses not directly attributable to Lima One, interest expense on unsecured convertible senior notes, securitization issuance costs, and preferred stock dividends.

The following tables summarize segment financial information, which in total reconciles to the same data for the Company as a whole:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2023
Interest Income	$84,819	$44,521	$2,865	$132,205
Interest Expense	57,077	31,804	3,955	92,836
Net Interest Income/(Expense)	$27,742	$12,717	$(1,090)	$39,369
Reversal of Provision/(Provision) for Credit Losses on Residential Whole Loans	(300)	313	—	13
Net Interest Income/(Expense) after Reversal of Provision/(Provision) for Credit Losses	$27,442	$13,030	$(1,090)	$39,382

Net gain on residential whole loans measured at fair value through earnings	$95,509	$33,665	$—	$129,174
Impairment and other net gain on securities and other portfolio investments	2,931	—	—	2,931
Net gain on real estate owned	3,925	17	—	3,942
Net loss on derivatives used for risk management purposes	(16,322)	(4,886)	—	(21,208)
Net loss on securitized debt measured at fair value through earnings	(34,820)	(16,905)	—	(51,725)
Lima One - origination, servicing and other fee income	—	8,976	—	8,976
Other, net	2,207	371	594	3,172
Total Other Income, net	$53,430	$21,238	$594	$75,262

General and administrative expenses (including compensation)	$—	$12,535	$18,486	$31,021
Loan servicing, financing, and other related costs	4,719	218	4,602	9,539
Amortization of intangible assets	—	1,300	—	1,300
Net Income/(Loss)	$76,153	$20,215	$(23,584)	$72,784

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net Income/(Loss) Available to Common Stock and Participating Securities	$76,153	$20,215	$(31,803)	$64,565

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three Months Ended December 31, 2022
Interest Income	$100,800	$39,398	$2,679	$142,877
Interest Expense	56,046	27,231	3,949	87,226
Net Interest Income/(Expense)	$44,754	$12,167	$(1,270)	$55,651
Reversal of Provision/(Provision) for Credit Losses on Residential Whole Loans	$1,631	$(91)	$—	$1,540
Net Interest Income/(Expense) after Provision for Credit Losses	$46,385	$12,076	$(1,270)	$57,191

Net (loss)/gain on residential whole loans measured at fair value through earnings	$(72,805)	$3,977	$—	$(68,828)
Impairment and other net loss on securities and other portfolio investments	(383)	—	(8,526)	(8,909)
Net gain on real estate owned	5,602	—	—	5,602
Net gain on derivatives used for risk management purposes	621	837	—	1,458
Net gain on securitized debt measured at fair value through earnings	29,159	13,932	—	43,091
Lima One - origination, servicing and other fee income	—	9,206	—	9,206
Other, net	86	472	1,387	1,945
Total Other (Loss)/Income, net	$(37,720)	$28,424	$(7,139)	$(16,435)

General and administrative expenses (including compensation)	$—	$13,026	$11,819	$24,845
Loan servicing, financing, and other related costs	5,876	281	1,744	7,901
Amortization of intangible assets	—	1,300	—	1,300
Net Gain/(Loss)	$2,789	$25,893	$(21,972)	$6,710

Less Preferred Stock Dividend Requirement	$—	$—	$8,219	$8,219
Net Gain/(Loss) Available to Common Stock and Participating Securities	$2,789	$25,893	$(30,191)	$(1,509)

(Dollars in Thousands)	Mortgage-Related Assets	Lima One	Corporate	Total
March 31, 2023
Total Assets	$6,061,481	$2,873,951	$376,175	$9,311,607

December 31, 2022
Total Assets	$6,065,557	$2,618,695	$428,153	$9,112,405

Reconciliation of GAAP Net Income to non-GAAP Distributable Earnings

“Distributable earnings” is a non-GAAP financial measure of our operating performance, within the meaning of Regulation G and Item 10(e) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Distributable earnings is determined by adjusting GAAP net income/(loss) by removing certain unrealized gains and losses, primarily on residential mortgage investments, associated debt, and hedges that are, in each case, accounted for at fair value through earnings, certain realized gains and losses, as well as certain non-cash expenses and securitization-related transaction costs. Management believes that the adjustments made to GAAP earnings result in the removal of (i) income or expenses that are not reflective of the longer term performance of our investment portfolio, (ii) certain non-cash expenses, and (iii) expense items required to be recognized solely due to the election of the fair value option on certain related residential mortgage assets and associated liabilities. Distributable earnings is one of the factors that our Board of Directors considers when evaluating distributions to our shareholders. Accordingly, we believe that the adjustments to compute Distributable earnings specified below provide investors and analysts with additional information to evaluate our financial results.

Distributable earnings should be used in conjunction with results presented in accordance with GAAP. Distributable earnings does not represent and should not be considered as a substitute for net income or cash flows from operating activities, each as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP net income/(loss) used in the calculation of basic EPS to our non-GAAP Distributable earnings for the quarterly periods below:

	Quarter Ended
(In Thousands, Except Per Share Amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
GAAP Net income/(loss) used in the calculation of basic EPS	$64,407	$(1,647)	$(63,410)	$(108,760)	$(91,266)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(129,174)	68,828	291,818	218,181	287,935
Securities held at fair value	(2,931)	383	(1,549)	1,459	2,934
Interest rate swaps	40,747	12,725	(108,917)	(31,767)	(80,753)
Securitized debt held at fair value	48,846	(44,988)	(100,767)	(84,348)	(62,855)
Investments in loan origination partners	—	8,526	2,031	39,162	780
Expense items:
Amortization of intangible assets	1,300	1,300	1,300	3,300	3,300
Equity based compensation	3,020	2,480	2,673	3,540	2,645
Securitization-related transaction costs	4,602	1,744	5,014	6,399	3,233
Total adjustments	(33,590)	50,998	91,603	155,926	157,219
Distributable earnings	$30,817	$49,351	$28,193	$47,166	$65,953

GAAP earnings/(loss) per basic common share	$0.63	$(0.02)	$(0.62)	$(1.06)	$(0.86)
Distributable earnings per basic common share	$0.30	$0.48	$0.28	$0.46	$0.62
Weighted average common shares for basic earnings per share	101,900	101,800	101,795	102,515	106,568

The following table presents our non-GAAP Distributable earnings by segment for the quarterly periods below:

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended March 31, 2023
GAAP Net income/(loss) used in the calculation of basic EPS	$76,153	$20,215	$(31,961)	$64,407

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	(95,509)	(33,665)	—	(129,174)
Securities held at fair value	(2,931)	—	—	(2,931)
Interest rate swaps	30,870	9,877	—	40,747
Securitized debt held at fair value	32,580	16,266	—	48,846
Investments in loan origination partners	—	—	—	—
Expense items:
Amortization of intangible assets	—	1,300	—	1,300
Equity based compensation	—	127	2,893	3,020
Securitization-related transaction costs	—	—	4,602	4,602
Total adjustments	$(34,990)	$(6,095)	$7,495	$(33,590)
Distributable earnings	$41,163	$14,120	$(24,466)	$30,817

(Dollars in Thousands)	Mortgage- Related Assets	Lima One	Corporate	Total
Three months ended December 31, 2022
GAAP Net income/(loss) used in the calculation of basic EPS	$2,789	$25,893	$(30,329)	$(1,647)

Adjustments:
Unrealized and realized gains and losses on:
Residential whole loans held at fair value	72,805	(3,977)	—	68,828
Securities held at fair value	383	—	—	383
Interest rate swaps	10,202	2,523	—	12,725
Securitized debt held at fair value	(30,453)	(14,535)	—	(44,988)
Investments in loan origination partners	—	—	8,526	8,526
Expense items:
Amortization of intangible assets	—	1,300	—	1,300
Equity based compensation	—	53	2,427	2,480
Securitization-related transaction costs	—	—	1,744	1,744
Total adjustments	$52,937	$(14,636)	$12,697	$50,998
Distributable earnings	$55,726	$11,257	$(17,632)	$49,351

Reconciliation of GAAP Book Value per Common Share to non-GAAP Economic Book Value per Common Share

“Economic book value” is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans and securitized debt held at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these financial instruments. These adjustments are also reflected in the table below in our end of period stockholders’ equity. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our investment activities, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders’ Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of our GAAP book value per common share to our non-GAAP Economic book value per common share as of the quarterly periods below:

	Quarter Ended:
(In Millions, Except Per Share Amounts)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
GAAP Total Stockholders’ Equity	$2,018.6	$1,988.8	$2,033.9	$2,146.4	$2,349.0
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders’ Equity for book value per common share	1,543.6	1,513.8	1,558.9	1,671.4	1,874.0
Adjustments:
Fair value adjustment to Residential whole loans, at carrying value	(33.9)	(70.2)	(58.2)	9.5	54.0
Fair value adjustment to Securitized debt, at carrying value	122.4	139.7	109.6	75.4	47.7

Stockholders’ Equity including fair value adjustments to Residential whole loans and Securitized debt held at carrying value (Economic book value)	$1,632.1	$1,583.3	$1,610.3	$1,756.3	$1,975.7

GAAP book value per common share	$15.15	$14.87	$15.31	$16.42	$17.84
Economic book value per common share	$16.02	$15.55	$15.82	$17.25	$18.81
Number of shares of common stock outstanding	101.9	101.8	101.8	101.8	105.0

Cautionary Note Regarding Forward-Looking Statements

When used in this press release or other written or oral communications, statements that are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements include information about possible or assumed future results with respect to MFA’s business, financial condition, liquidity, results of operations, plans and objectives. Among the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements that we make are: general economic developments and trends and the performance of the housing, real estate, mortgage finance, broader financial markets; inflation, increases in interest rates and changes in the market (i.e., fair) value of MFA’s residential whole loans, MBS, securitized debt and other assets, as well as changes in the value of MFA’s liabilities accounted for at fair value through earnings; the effectiveness of hedging transactions; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in its portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings; implementation of or changes in government regulations or programs affecting MFA’s business; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals or whole loan modifications, foreclosures and liquidations; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board of Directors and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board of Directors deems relevant; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage-related interests; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market; targeted or expected returns on our investments in recently-originated mortgage loans, the performance of which is, similar to our other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing costs associated with such investments; risks associated with the ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from its operation (including, among other things, a failure to realize management’s assumptions regarding expected growth in business purpose loan (BPL) origination volumes and credit risks underlying BPLs, including changes in the default rates and management’s assumptions regarding default rates on the BPLs originated by Lima One)); expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e.g., taxes, insurance, maintenance expenses, etc. on the underlying property) and the amount ultimately realized upon resolution of the asset; risks associated with our investments in MSR-related assets, including servicing, regulatory and economic risks; risks associated with our investments in loan originators; risks associated with investing in real estate assets generally, including changes in business conditions and the general economy; and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that we file with the SEC. These forward-looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account information currently available. Readers and listeners are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.